UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): November 16, 2006

Laser Master International, Inc.

(Exact Name of Registrant as Specified in Charter)

New York	2-76262-NY	11-2564587
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1000 First Street, Harrison, NJ	07029
(Address of principal executive offices)	(Zip Code)

(973) 482-7200

 (Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|__|	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|__|	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|__|	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|__|	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 - Matters Related to Accountants and Financial Statements

Item 4.01 Changes in Registrant’s Certifying Accountant.

(a)

On November 16, 2006, Lazar, Levine & Felix LLP notified us that they had decided to resign as our auditors, effective upon completion of the November 30, 2005 audit. The expected completion date of the November 30, 2005 audit is not yet known.

The independent auditor's reports of Lazar, Levine & Felix LLP on our financial statements for the year ended November 30, 2004 did not contain an adverse opinion or a disclaimer of opinion, and was not modified as to uncertainty, audit scope or accounting principles.

During the fiscal year ended November 30, 2004 and through the date of filing this report, we did not have any disagreements with Lazar, Levine & Felix LLP on any matter of accounting principles or practice, financial statement disclosure, or auditing scope or procedure, which if not resolved to the satisfaction of Lazar, Levine & Felix LLP would have caused it to make reference to the subject matter thereof in connection with its November 30, 2004 independent auditor's report.

(b)

On  December 21, 2006, we appointed Malone & Bailey, P.C., Certified Public Accountants, as our auditor for the calendar year ending November 30, 2006.

Item 9.01.  Financial Statements and Exhibits

(a)

Financial Statements

None

(c)

Exhibits

16

Letter from  certifying accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LASER MASTER INTERNATIONAL, INC.

Date:   December 22, 2006

By:      /s/ Mendel Klein______________

Mendel Klein, Chief Executive Officer